Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-112904) and Form S-8 (File No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, and 333-142651) of Valeant Pharmaceuticals International of our report dated March 17, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2007.

PRICEWATERHOUSECOOPERS LLP

Orange County, California
April 14, 2008